UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Bakken Resources, Inc. (the “Company”) was held on August 26, 2011.  Matters submitted to the stockholders and voted upon at the meeting were (1) election of five members to the Company’s Board of Directors and (2) ratification of the appointment of Malone Bailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Each of the director candidates were elected to serve in such capacity until the next annual meeting of the stockholders, and the stockholders ratified the appointment of Malone Bailey, LLP for the 2011 fiscal year.  Final voting results are shown below:

(1)

Vote of Directors:

Director Name	Votes For	Abstentions	Broker Non-Votes
Val Holmes	29,851,000	80,000	0
Karen S. Midtlyng	29,571,000	360,000	0
Herman R. Landeis	29,651,000	280,000	0
David E. Boleneus	29,651,000	280,000	0
Steven D. Armstrong	29,651,000	280,000	0

(2)

Ratification of Malone Bailey:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,391,000	260,000	80,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/Val M. Holms
Name: Val M. Holms
Title: President & CEO
Dated: September 1, 2011